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                                                                 EXHIBIT 99.1(D)



                               ALPINE EQUITY TRUST

                   (F/K/A EVERGREEN REAL ESTATE EQUITY TRUST)

                       Amended Certificate of Designation

                  WHEREAS, the undersigned, constituting all of the Trustees of ALPINE EQUITY TRUST (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, amended the Declaration of Trust dated October 26, 1988, as amended (hereinafter referred to as the "Declaration of Trust"), by executing a Certificate of Designation dated April 13, 1998, established and designated as of that date an additional series of the Trust known as Alpine Realty Retirement Fund (the "Original Certificate of Designation");

                  WHEREAS, the undersigned desire to amend the Original Certificate of Designation for the purpose of changing the name of Alpine Realty Retirement Fund to Alpine Realty Income and Growth Fund; and

                  WHEREAS, no shares of Alpine Realty Retirement Fund have been issued or are outstanding;

                  NOW THEREFORE, the undersigned, DO HEREBY CERTIFY THAT, pursuant to the authority conferred upon the Trustees by Section 6.6(j) of the Declaration of Trust, the Original Certificate of Designation is hereby amended to change the name of the series of the Trust known as "Alpine Realty Retirement Fund" to "Alpine Realty Income and Growth Fund."

                  In all other respects, the Original Certificate of Designation shall remain in full force and effect.

                  The Trustees further direct that, upon the execution of this Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Designation with the Secretary of State of the Commonwealth of Massachusetts and that any other place required by law or by the Declaration of Trust.

                  This Certificate of Designation may be executed in counterparts, each of which shall, for all purposes, be deemed to be an original, and all of which when taken together, shall constitute but one and the same instrument.
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                  IN WITNESS WHEREOF, each of the undersigned have set their hand this 14th day of December, 1998.

                                       /s/ Samuel A. Lieber
                                       ------------------------------------
                                       Samuel A. Lieber

                                       /s/ Laurence B. Ashkin
                                       ------------------------------------
                                       Laurence B. Ashkin

                                       /s/ Foster Bam
                                       ------------------------------------
                                       Foster Bam

                                       /s/ H. Guy Leibler
                                       ------------------------------------
                                       H. Guy Leibler


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                                 ACKNOWLEDGMENT

                                    NEW YORK

New York County, ss.:                                       December 14, 1998

Then personally appeared the above named individuals and acknowledged the foregoing instrument to be their free act and deed. Before me,

                                         /s/ Mark J. McKeefry
                                         -----------------------------------
                                         Notary Public

My commission expires:
June 13, 1999